As filed with the Securities and Exchange Commission on
February 27, 1997
                                        Registration No. 33-50705
=================================================================
               SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                --------------------------------
                                 Post-Effective
                               Amendment No. 1 to
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ------------------
                         RESOURCE MORTGAGE CAPITAL, INC.
             (Exact name of registrant as specified in its charter)



            VIRGINIA
52-1549373
(State or other jurisdiction (I.R.S. Employer of in corporation or organization) Identification No.)


                               10900 Nuckols Road
                           Glen Allen, Virginia 23060
                                 (804) 217-5800
  (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                                 Thomas H. Potts
                                    President
                         Resource Mortgage Capital, Inc.
                               10900 Nuckols Road
                           Glen Allen, Virginia 23060
                                 (804) 217-5800
  (Name and address, including zip code, and telephone number, including
                        area code, of agent for service)

                                    Copy to:

                            Elizabeth R. Hughes, Esq.
                Venable, Baetjer and Howard, LLP
               1800 Mercantile Bank & Trust Bldg.
                                 2 Hopkins Plaza
                            Baltimore, Maryland 21201
                                 (410) 244-7400


    Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Post-Effective Amendment.

                              PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED ____________, 1997)

                                2,000,000 SHARES

                                [GRAPHIC OMITTED]


                         RESOURCE MORTGAGE CAPITAL, INC.

                             SHARES OF COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)


   Pursuant to the terms of a Sales Agency Agreement (the Sales Agency Agreement) between Resource Mortgage Capital, Inc., a Virginia corporation (the Company), and PaineWebber Incorporated (PaineWebber or the Agent), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part and is incorporated herein by reference, the Company may issue and sell up to 2,000,000 shares (the Maximum Amount) of its common stock, par value $.01 per share (Common Stock), from time to time through PaineWebber, as sales agent for the Company, which shares are being offered under this Prospectus Supplement. Such sales, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange (the NYSE). Such sales will be effected during a series of one or more pricing periods (each, a Pricing Period), each consisting of five consecutive calendar days in duration, unless a shorter period has otherwise been agreed to by the Company and PaineWebber. During any Pricing Period, the Company and PaineWebber will designate the number of shares of stock to be sold as Average Market Price Shares which shares shall not exceed 4% of the average daily trading volume of the Common Stock over the preceding 60 consecutive calendar days. For such Pricing Period, an Average Market Price (as hereinafter defined) will be computed. With respect to any Pricing Period, Average Market Price shall equal the average of the arithmetic mean of the high and low sales prices of the Common Stock of the Company reported on the NYSE for each trading day of such Pricing Period.

   The net proceeds to the Company with respect to sales of Average Market Price Shares will equal a percentage of the Average Market Price (the Company's Percent) for each share of Common Stock sold during the Pricing Period plus Excess Proceeds (as defined below), if any, plus Alternative Proceeds (as defined below), if any. The Company's Percent will be 97% with respect to the first 600,000 shares that may be sold under the Sales Agency Agreement, 97.5% for the next 600,000 shares that may be sold thereunder, and 98% for the remaining 800,000 shares that may be sold thereunder. The compensation to PaineWebber for such sales in any Pricing Period will equal the difference between the aggregate gross sales prices at which such sales are actually effected and the net proceeds to the Company for such sales, but in no case will exceed the maximum amount permitted pursuant to any applicable requirements of the National Association of Securities Dealers, Inc., as determined in good faith by PaineWebber (the Maximum Commission). In the event that


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO
THE CONTRARY IS UNLAWFUL.


THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ____________, 1997.

the average gross sales price for all Average Market Price Shares sold in any Pricing Period is equal to or less than the Company's Percent of the Average Market Price, all of the proceeds from such sales would be for the account of the Company and no compensation would be payable to the Agent. To the extent that PaineWebber's compensation under the foregoing formula would otherwise exceed the Maximum Commission, the excess will constitute additional net proceeds to the Company (the Excess Proceeds).

   During any Pricing Period, the Company may designate a minimum price and instruct PaineWebber not to transact any sales below such price. If such an instruction is given and as a result thereof PaineWebber is unable to sell, on a daily basis, shares of Common Stock in any amount greater than or equal to the daily pro rata portion of Average Market Price Shares to be sold during such Pricing Period, then the prices reported on the NYSE for that day shall not be computed in calculating the Average Market Price for such Pricing Period and the net proceeds payable to the Company (the Alternative Proceeds) in respect of any sales of Average Market Price Shares effected that day (the Alternative Shares) by PaineWebber shall be equal to the Company's Percent times the weighted average gross sales prices at which PaineWebber has actually effected sales during that day. The compensation payable to PaineWebber for the sale of Alternative Shares shall be equal to the difference between the gross sales proceeds and the net proceeds to the Company for such sales. The Alternative Shares shall be excluded from determining the net proceeds to the Company for sales of Average Market Price Shares for such Pricing Period.

   During any Pricing Period, the Company and PaineWebber may agree upon the sale of shares (the Additional Shares) of Common Stock in addition to the Average Market Price Shares, such Additional Shares to be included in the computation of the Maximum Amount. The compensation to PaineWebber with respect to each one of the Additional Shares sold in any Pricing Period shall be a fixed percentage (PaineWebber's Percent) of the gross sales price per share. PaineWebber's Percent shall equal 3% with respect to the first 600,000 shares that may be sold under the Sales Agency Agreement, 2.5% for the next 600,000 shares that may be sold thereunder and 2% for the remaining 800,000 shares that may be sold thereunder. Unless otherwise indicated in a further Prospectus Supplement, PaineWebber as sales agent will act on a reasonable efforts basis.

   Settlements of sales of Additional Shares and Average Market Shares will occur on the third business day following the date on which any such sales are made. Purchases of Common Stock from PaineWebber as sales agent for the Company will settle the regular way on the NYSE. Compensation to PaineWebber with respect to sales of Average Market Price Shares will be paid out of the proceeds of the Average Market Price Shares that settle the third business day following the last day of a Pricing Period. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

   At the end of each Pricing Period, the Company will file an additional Prospectus Supplement under the applicable paragraph of Rule 424(b) promulgated under the Securities Act of 1933, as amended (the Act), which Prospectus Supplement will set forth the dates included in such Pricing Period, the number of such shares of Common Stock sold through PaineWebber as sales agent (identifying separately the number of Average Market Price Shares), the high and low prices at which Average Market Price Shares were sold during such Pricing Period, the net proceeds to the Company and the compensation payable by the Company to PaineWebber with respect to such sales pursuant to the formulas set forth above.

   In connection with the sale of the Common Stock on behalf of the Company, PaineWebber may be deemed to be an underwriter within the meaning of the Act, and the compensation of PaineWebber may be deemed to be underwriting commissions or discounts. The Company has agreed to provide indemnification and contribution to PaineWebber against certain civil liabilities, including liabilities under the Act, as amended. PaineWebber may engage in transactions with, or perform services for, the Company in the ordinary course of business.

   The offering of Common Stock pursuant to the Sales Agency Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject thereto, or (ii) termination of the Sales Agency Agreement. The Sales Agency Agreement may be terminated by the Company in its sole discretion after giving ten days written notice. PaineWebber has the right to terminate the Sales Agency Agreement after giving ten days written notice, and in certain other circumstances specified in the Sales Agency Agreement.

   PROSPECTUS

[GRAPHIC OMITTED]
              Resource Mortgage Capital, Inc.

  Common Stock, Preferred Stock, Debt Securities Warrants
       to Purchase Common Stock, Warrants to Purchase
              Preferred Stock and Warrants to
                            Purchase Debt Securities

                      ----------------

   Resource Mortgage Capital, a Virginia corporation (the Company), directly or through agents, dealers or underwriters designated from time to time, may issue and sell from time to time one or more of the following types of its securities (the "Securities"): (i) shares of its common stock, par value $0.01 per share ("Common Stock"); (ii) shares of its preferred stock, par value $0.01 per share, in one or more series ("Preferred Stock"), (iii) debt securities, in one or more series, any series of which may be either senior debt securities or subordinated debt securities (collectively, "Debt Securities" and, as appropriate, "Senior Debt Securities" or "Subordinated Debt Securities"), (iv) warrants to purchase shares of Common Stock ("Common Stock Warrants"); (v) warrants to purchase Preferred Stock ("Preferred Stock Warrants"); (vi) warrants to purchase debt securities ("Debt Warrants) and (vii) any combination of the foregoing, either individually or as units consisting of one or more of the foregoing types of Securities. The Securities offered pursuant to this Prospectus may be issued in one or more series, in amounts, at prices and on terms to be determined at the time of the offering of each such series. The Securities offered by the Company pursuant to this Prospectus will be limited to $200,000,000 aggregate initial public offering price, including the exercise price of any Common Stock Warrants, Preferred Stock Warrants and Debt Warrants (collectively, "Securities Warrants"). As of the date of this Prospectus, the Company has issued 1,552,500 shares of its Series A 9.75% Cumulative Convertible Preferred Stock, 2,196,824 shares of its Series B 9.55% Cumulative Convertible Preferred Stock and 1,840,000 shares of its Series C 9.73% Cumulative Convertible Preferred Stock.

   The specific terms of each offering of Securities in respect of which this Prospectus is being delivered are set forth in an accompanying Prospectus Supplement (each, a "Prospectus Supplement") relating to such offering of Securities. Such specific terms include, without limitation, to the extent applicable (1) in the case of any series of Preferred Stock, the specific designations, rights, preferences, privileges and restrictions of such series of Preferred Stock, including the dividend rate or rates or the method for calculating same, dividend payment dates, voting rights, liquidation preferences, and any conversion, exchange, redemption or sinking fund provisions;
(2) in the case of any series of Debt Securities, the specific designations, rights and restrictions of such series of Debt Securities, including without limitation whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities, the currency in which such Debt Securities are denominated and payable, the aggregate principal amount, stated maturity, method of calculating and dates for payment of interest and premium, if any, and any conversion, exchange, redemption or sinking fund provisions;
(3) in the case of the Securities Warrants, the Debt Securities, Preferred Stock or Common Stock, as applicable, for which each such warrant is exercisable, and the exercise price, duration, detachability and call provisions of each such warrant; and (4) in the case of any offering of Securities, to the extent applicable, the initial public offering price or prices, listing on any securities exchange, certain federal income tax consequences and the agents, dealers or underwriters, if any, participating in the offering and sale of the Securities. If so specified in the applicable Prospectus Supplement, any series of Securities may be issued in whole or in part in the form of one or more temporary or permanent Global Securities, as defined herein.
                       ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
     THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       SECURITIES COMMISSION NOR HAS THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                                     PASSED
    UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                       ----------------

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED
                                      ON OR
   ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                 TO THE CONTRARY IS UNLAWFUL.
                       ----------------

   The Company may sell all or a portion of any offering of its Securities through agents, to or through underwriters or dealers, or directly to other purchasers. See "Plan of Distribution." The related Prospectus Supplement for each offering of Securities sets forth the name of any agents, underwriters or dealers involved in the sale of such Securities and any applicable fee, commission, discount or indemnification arrangement with any such party. See "Use of Proceeds."

   This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement. The delivery in any jurisdiction of this Prospectus together with a Prospectus Supplement relating to specific Securities shall not constitute an offer in such jurisdiction of any other Securities covered by this Prospectus but not described in such Prospectus Supplement.

                       ----------------
The date of this Prospectus is ___________, 1997.

   NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY DISTRIBUTION OF SECURITIES BEING OFFERED PURSUANT TO THIS PROSPECTUS AND AN ACCOMPANYING PROSPECTUS SUPPLEMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.



                              AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following regional offices: Chicago Regional Office, Citicorp Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, New York, New York 10045. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza,
Washington, D.C. 20549. The Common Stock of the Company is listed on the New York Stock Exchange ("NYSE") and such reports, proxy statements and other information concerning the Company may also be inspected at the offices of such Exchange at 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company at http://www.sec.gov.

   The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the Company are incorporated in this Prospectus by reference: Annual Report on Form 10-K for the year ended December 31, 1995; Quarterly Report on Form 10-Q for the quarter ended March 31,1996; Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; current report on Form 8-K dated February 27, 1997; and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act, including any amendment or report filed to update the description.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of all Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any accompanying Prospectus Supplement relating to a specific offering of Securities or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

   The Company will furnish without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any and all of the documents described above under "Incorporation of Certain Documents by Reference," other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Written requests should be directed to: Resource Mortgage Capital, Inc., 10900 Nuckols Road, Glen Allen, Virginia 23060, Attention: Investor Relations, Telephone:
(804) 217-5800.

                                   THE COMPANY

   Resource Mortgage Capital, Inc. (the Company) is a mortgage and consumer finance company which uses its production operations to create investments for its portfolio. Currently, the Company's primary production operations include the origination of loans secured by multi-family properties and the origination of loans secured by manufactured homes. Since its inception in 1987 through May 13, 1996, the Company's principal production operations included the purchase or origination of single-family loans. The Company sold such operations on May 13, 1996 to Dominion Mortgage Services, Inc., a wholly-owned subsidiary of Dominion Resources, Inc. (NYSE: D).

    The Company will generally securitize loans funded as collateral for collateralized bonds, limiting its credit risk and providing long-term financing for its portfolio. The majority of the Company's current investment portfolio is comprised of loans or securities that have coupon rates which adjust over time (subject to certain limitations) in conjunction with changes in short-term interest rates. The Company intends to expand its production sources in the future to include other financial products, such as commercial real estate loans.

   The Company's principal source of earnings is the net interest income on its investment portfolio. The Company's investment portfolio consists principally of collateral for collateralized bonds, adjustable-rate mortgage (ARM) securities and loans held for securitization. The Company funds its portfolio investments with both borrowings and cash raised from the issuance of equity capital. For the portion of portfolio investments funded with borrowings, the Company generates net interest income to the extent that there is a positive spread between the yield on the earning assets and the cost of borrowed funds. For that portion of the balance sheet that is funded with equity capital, net interest income is primarily a function of the yield generated from the interest earning asset. The cost of the Company's borrowings may be increased or decreased by interest rate swap, cap, or floor agreements.

   Generally, during a period of rising interest rates, the Company's net interest spread earned on its investment portfolio will decrease. The decrease of the net interest spread results from (i) the lag in resets of the ARM loans underlying the ARM securities and collateral for collateralized bonds relative to the rate resets on the associated borrowings and (ii) rate resets on the ARM loans which are generally limited to 1% every six months, while the associated borrowings have no such limitation. As interest rates stabilize and the ARM loans reset, the net interest margin may be restored to its former level as the yields on the ARM loans adjust to market conditions. Conversely, net interest margin may increase following a fall in short-term interest rates. This increase may be temporary as the yields on the ARM loans adjust to the new market conditions after a lag period. In each case, however, the Company expects that the increase or decrease in the net interest spread due to changes in the short-term interest rates is temporary. The net interest spread may also be increased or decreased by the cost or proceeds of the interest rate swap, cap or floor agreements.

   The Company seeks to generate growth in earnings and dividends per share in a variety of ways, including (i) adding investments to its portfolio when opportunities in the market are favorable; (ii) developing production capabilities to originate and acquire financial assets in order to create attractively priced investments for its portfolio, as well as control the underwriting and servicing of such financial assets; and (iii) increasing the efficiency with which the Company utilizes its equity capital over time.

   The Company elects to be taxed as a real estate investment trust (a REIT) and, as a result, is required to distribute substantially all of its earnings annually to its shareholders. In order to grow its equity base, the Company may issue additional preferred or common stock. Management strives to issue such additional shares when it believes existing shareholders are likely to benefit from such offerings through higher earnings and dividends per share than as compared to the level of earnings and dividends the Company would likely generate without such offerings.

                                Other Information

   The Company, and its qualified real estate investment trust ("REIT") subsidiaries, have elected to be treated as a REIT for federal income tax purposes. A REIT must distribute annually substantially all of its income to shareholders. The Company and its qualified REIT subsidiaries (collectively, "Resource REIT") generally will not be subject to federal income tax to the extent that certain REIT qualifications are met. Certain other affiliated entities which are consolidated with the Company for financial reporting purposes, are not consolidated for federal income tax purposes because such entities are not qualified REIT subsidiaries. All taxable income of these affiliated entities are subject to federal and state income taxes, where applicable. See "Federal Income Tax Considerations."

   The principal executive office of the Company is located at 10900 Nuckols Road, Glen Allen, Virginia 23060, telephone number: (804) 217-5800.

                                 USE OF PROCEEDS

   Unless otherwise specified in the applicable Prospectus Supplement for any offering of Securities, the net proceeds from the sale of Securities offered by the Company will be available for the general corporate purposes of the Company. These general corporate purposes may include, without limitation, repayment of maturing obligations, redemption of outstanding indebtedness, financing future acquisitions (including acquisitions of loans, mortgage loans and other mortgage-related products), capital expenditures and working capital. Pending any such uses, the Company may invest the net proceeds from the sale of any Securities or may use them to reduce short-term indebtedness. If the Company intends to use the net proceeds from a sale of Securities to finance a significant acquisition, the related Prospectus Supplements will describe the material terms of such acquisition.

   If Debt Securities are issued to one or more persons in exchange for the Company's outstanding debt securities, the accompanying Prospectus Supplement related to such offering of Debt Securities will set forth the aggregate principal amount of the outstanding debt securities which the Company will receive in such exchange and which will cease to be outstanding, the residual cash payment, if any, which the Company may receive from such persons or which such persons may receive from the Company, as appropriate, the dates from which the Company will pay interest accrued on the outstanding debt securities to be exchanged for the offered Debt Securities and an estimate of the Company's expenses in respect of such offering of the Debt Securities.

         RATIO OF AVAILABLE EARNINGS TO FIXED CHARGES

   The Company's ratio of available earnings to fixed charges was 1:1 or greater in each of the last five fiscal years.
The ratios were as follows:


                                    Year ended December 31,
                                1996 1995  1994   1993   1992
                                -------------------------------
Ratio of available
earnings to fixed               1.56:1.26:11.35:11.69:1 1.80:1
charges (1)

(1) For purposes of computing the ratios, "available earnings" consist of net income before income taxes plus interest and debt expense and excludes fixed charges related to Collateralized bonds issued by the Company which are nonrecourse to the Company. This sum is divided by fixed charges, which consists of total interest and debt expense, to determine the ratio of available earnings to fixed charges.


   These ratios represent a measure of the ability to meet debt service obligations from funds generated from operations.

                            DESCRIPTION OF SECURITIES

   The following is a brief description of the material terms of the Company's capital stock. This description does not purport to be complete and is subject in all respects to applicable Virginia law and to the provisions of the Company's Articles of Incorporation and Bylaws, copies of which are on file with the Commission as described under "Available Information" and are incorporated by reference herein.

                                     General

   The Company may offer under this Prospectus one or more of the following categories of its Securities: (i) shares of its Common Stock, par value $0.01 per share; (ii) shares of its Preferred Stock, par value $0.01 per share, in one or more series; (iii) Debt Securities, in one or more series, any series of which may be either Senior Debt Securities or Subordinated Debt Securities; (iv) Common Stock Warrants; (v) Preferred Stock Warrants; (vi) Debt Warrants; and
(vii) any combination of the foregoing, either individually or as units consisting of one or more of the types of Securities described in clauses (i) through (vi). The terms of any specific offering of Securities, including the terms of any units offered, will be set forth in a Prospectus Supplement relating to such offering.

   The Company's authorized equity capitalization consists of 50 million shares of Common Stock, par value $0.01 per share and 50 million shares of preferred stock, par value $0.01 per share. Neither the holders of the Common Stock nor of any preferred stock, now or hereafter authorized, will be entitled to any preemptive or other subscription rights. The Common Stock is listed on the New York Stock Exchange. The Company intends to list any additional shares of its Common Stock which are issued and sold hereunder. The Company may list any series of its Preferred Stock which are offered and sold hereunder, as described in the Prospectus Supplement relating to such series of Preferred Stock.

                                  Common Stock

   As of December 31, 1996, there were 20,653,593 outstanding shares of Common Stock held by 3,416 holders of record. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Dividends on any outstanding shares of preferred stock must be paid in full before payment of any dividends on the Common Stock. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in assets available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding.

   Holders of Common Stock are entitled to one vote per share with respect to all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the Common Stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to the voting rights (if any) of any series of preferred stock that may be outstanding from time to time. The Company's Articles of
Incorporation and Bylaws contain no restrictions on the repurchase by the Company of shares of the Common Stock. All the outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

                                 Preferred Stock

   The Board of Directors is authorized to designate with respect to each series of preferred stock the number of shares in each such series, the dividend rates and dates of payment, voluntary and involuntary liquidation preferences, redemption prices, whether or not dividends shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative, the sinking fund provisions, if any, for redemption or purchase of shares, the rights, if any, and the terms and conditions on which shares can be converted into or exchanged for shares of another class or series, and the voting rights, if any. As of the date hereof, there were 1,552,500 shares of Series A 9.75% Cumulative Convertible Preferred Stock, 2,196,824 shares of Series B 9.55%
Cumulative  Convertible  Preferred Stock and 1,840,000  shares of Series C 9.73%
Cumulative Convertible Preferred Stock (collectively, the Preferred Stock) issued and outstanding.

   Any preferred shares issued will rank prior to the Common Stock as to dividends and as to distributions in the event of liquidation, dissolution or winding up of the Company. The ability of the Board of Directors to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers of holders of Common Stock.

                               Securities Warrants

General

    The Company may issue Securities Warrants for the Purchase of Common Stock, Preferred Stock or Debt Securities. Such warrants are referred to herein as Common Stock Warrants, Preferred Stock Warrants or Debt Warrants, as appropriate. Securities Warrants may be issued independently or together with any other Securities covered by the Registration Statement and offered by this Prospectus and any accompanying Prospectus Supplement and may be attached to or separate from such other Securities. Each series of Securities Warrants will be issued under a separate agreement (each, a "Securities Warrant Agreement") to be entered into between the Company and a bank or trust company, as agent (each, a "Securities Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Securities Warrants. Each issue of Securities Warrants will be evidenced by warrant certificates (the "Securities Warrant Certificates"). The Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrant Certificates or beneficial owners of Securities Warrants. Copies of the definitive Securities Warrant Agreements and Securities Warrant Certificates will be filed with the Commission by means of a Current Report on Form 8-K in connection with the offering of such series of Securities Warrants.

   If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price; (ii) the currencies in which such Debt Warrants are being offered; (iii) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of such Debt Warrants; (iv) the designation and terms of any Securities with which such Debt Warrants are being offered and the number of such Debt Warrants being offered with each such Security; (v) the date on and after which such Debt Warrants and the related Securities will be transferable separately; (vi) the principal amount of the series of Debt Securities purchasable upon exercise of each such Debt Warrant and the price at which the currencies in which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vii) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (viii) whether the Debt Warrant will be issued in registered or bearer form; (ix) certain federal income tax consequences; and (x) any other material terms of such Debt Warrants.

   In the case of Securities Warrants for the purchase of Preferred Stock or Common Stock, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants, and in the case of Securities Warrants for Preferred Stock, the designation, aggregate number and terms of the series of Preferred Stock purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of the Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Security; (iv) the date on and after which such Securities Warrants and the related Securities will be transferable separately; (v) the number of shares of Preferred Stock or shares of Common Stock purchasable upon exercise of each such Securities Warrant and the price at which such number of shares of Preferred Stock of such series or shares of Common Stock may be purchased upon such exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date on which such right shall expire; (vii) certain federal income tax consequences; and (viii) any other material terms of such Securities Warrants.

   Securities Warrant Certificates may be exchanged for new Securities Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the appropriate Securities Warrant Agent or other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Debt Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Stock or Common Stock, holders of such Preferred Stock Warrants or Common Stock Warrants will not have any rights of holders of the respective Preferred Stock or Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Securities Warrants

   Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Preferred Stock or shares of Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void.

   Securities Warrants may be exercised by delivering to the Securities Warrant Agent payment, as provided in the applicable Prospectus Supplement, of the amount required to purchase the applicable Debt Securities, Preferred Stock or Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant Certificate. Upon receipt of such payment and the definitive Securities Warrant Certificates properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the applicable Debt Securities, Preferred Stock or Common Stock purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant Certificate are exercised, a new Securities Warrant Certificate will be issued for the remaining amount of Securities Warrants.

Amendments and Supplements to Securities Warrant Agreements

   Each Securities Warrant Agreement may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

Common Stock Warrant Adjustments

      Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on the Common Stock; (ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within the number of days, specified in the applicable Prospectus Supplement, after the date fixed for the determination of the stockholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Securities Warrant Agreement governing such series of Common Stock Warrants); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (excluding certain cash dividends and distributions described below). The terms of any such adjustment will be specified in the related Prospectus Supplement for such Common Stock Warrants.

No Rights as Stockholders

   Holders of Common Stock Warrants will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of the Company of any other matter, or to exercise any rights whatsoever as stockholders of the Company.

Existing Securities Holders

   The Company may issue, as a dividend at no cost, such Securities Warrants to holders of record of the Company's Securities or any class thereof on the applicable record date. If Securities Warrants are so issued to existing holders of Securities, the applicable Prospectus Supplement will describe, in addition to the terms of the Securities Warrants and the Securities issuable upon exercise thereof, the provisions, if any, for a holder of such Securities Warrants who validly exercises all Securities Warrants issued to such holder to subscribe for unsubscribed Securities (issuable pursuant to unexercised Securities Warrants issued to other holders) to the extent such Securities Warrants have not been exercised.

                                 Debt Securities

General

   The Company may offer one or more series of its Debt Securities representing general, unsecured obligations of the Company. Any series of Debt Securities may either (1) rank prior to all subordinated indebtedness of the Company and pari passu with all other unsecured indebtedness of the Company outstanding on the date of the issuance of such Debt Securities ("Senior Debt Securities") or (2) be subordinated in light of payments to certain other obligations of the Company outstanding on the date of issuance ("Subordinated Debt Securities"). In this Prospectus, any indenture relating to Subordinated Debt Securities is referred to as a "Subordinated Indenture" and the term "Indenture" refers to Senior and Subordinated Indentures, collectively.

   The aggregate principal amount of Debt Securities which may be issued by the Company will be set from time to time by the Board of Directors. Further, the amount of Debt Securities which may be offered by this Prospectus will be subject to the aggregate initial offering price of Securities specified in the Registration Statement. Each Indenture will permit the issuance of an unlimited amount of Debt Securities thereunder from time to time in one or more series. Additional debt securities may be issued pursuant to another registration statement for issuance under any Indenture. Any offering of Debt Securities may be denominated in any currency composite designated by the Company.

   The following description of the Debt Securities which may be offered by the Company hereunder describes certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the Debt Securities and the extent to which the following general provisions may apply to such offering of Debt Securities will be described in the accompanying Prospectus Supplement relating to such offering of Debt Securities. The following descriptions of certain provisions of the Indentures do not purport to be complete and are qualified in their entirety by reference to the form of Senior Indenture or Subordinated Indenture, as appropriate. The definitive Indenture relating to each offering of Debt Securities will be filed with the Commission by means of a Current Report on Form 8-K in connection with the offering of such Debt Securities. All article and section references appearing herein are references to the articles and sections of the appropriate Indenture and, unless defined herein, all capitalized terms have the respective meanings specified in the appropriate Indenture.
   The Prospectus Supplement relating to any offering of Debt Securities will set forth the following terms and other information to the extent applicable with respect to the Debt Securities being offered thereby; (1) the designation, aggregate principal amount, authorized denominations and priority of such Debt Securities; (2) the price (expressed as a percentage of the aggregate principal amount of such Debt Securities) at which such Debt Securities will be issued;
(3) the currency or currency units for which the Debt Securities may be purchased and in which the principal of , and any interest on such Debt Securities may be payable; (4) the stated maturity of such Debt Securities or means by which a maturity date may be determined; (5) the rate at which such Debt Securities will bear interest or the method by which such rate of interest is to be calculated (which rate may be zero in the case of certain Debt Securities issued at a price representing a discount from the principal amount payable at maturity); (6) the periods during which such interest will accrue, the dates on which such interest will be payable (or the method by which such dates may be determined; including without limitation that such rate of interest may bear an inverse relationship to some index or standard) and the circumstances under which the Company may defer payment of interest; (7) redemption provisions, including any optional redemption, required repayment or mandatory sinking fund provisions; (8) any terms by which such Debt Securities may be convertible into shares of the Company's Common Stock, Preferred Stock or any other Securities of the Company, including a description of the Securities into which any such Debt Securities are convertible; (9) any terms by which the principal of such Debt Securities will be exchangeable for any other Securities of the Company; (10) whether such Debt Securities are issuable as definitive Fully-Registered Securities (as defined below) or Global Securities and, if Global Securities are to be issued, the terms thereof, including the manner in which interest thereon will be payable to the beneficial owners thereof and other book-entry procedures, any terms for exchange of such Global Securities into definitive Fully-Registered Securities (as defined below) and any provisions relating to the issuance of a temporary Global Security; (11) any additional restrictive covenants included for the benefit of the holders of such Debt Securities; (12) any additional events of default provided with respect to such Debt Securities; (13) the terms of any Securities being offered together with such Debt Securities, (14) whether such Debt Securities represent general, unsecured obligations of the Company and (15) any other material terms of such Debt Securities.

   If any of the Debt Securities are sold for foreign currency units, the restrictions, elections, tax consequences, specific terms, and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating to thereto.

Indenture Provisions

   The Debt Securities may be issued in definitive, fully registered form without coupons ("Fully Registered Securities"), or in a form registered as to principal only with coupons or in bearer form with coupons. Unless otherwise specified in the Prospectus Supplement, the Debt Securities will only be Fully Registered Securities. In addition, Debt Securities of a series may be issuable in the form of one or more Global Securities, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Debt Securities. See "Global Securities" below.

   One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

   Unless otherwise indicated in the related Prospectus Supplement for a series of Debt Securities, there are no provisions contained in the Indentures that would afford holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company.

   Global Securities. Any series of Debt Securities may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depository identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for Debt Securities in individually certificated form, a Global Security may not be transferred except as a whole to a nominee of the Depository for such Global Security, or by a nominee for the Depository to the Depository, or to a successor of the Depository or a nominee of such successor.

   The specific terms of the Depository arrangement with respect to any series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in a Global Security representing all or a portion of a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

   Modification of Indentures. Unless otherwise specified in the related Prospectus Supplement, each Indenture, the rights and obligations of the Company, and the rights of the Holders may be modified with respect to one or more series of Debt Securities issued under such Indenture with the consent of the Holders of not less than a majority in principal amount of the outstanding Debt Securities of each such series affected by the modification or amendment. No modification of the terms of payment of principal or interest, and no modification reducing the percentage required for modification, is effective against any Holder without his consent.

   Events of Default. Unless otherwise specified in the related Prospectus Supplement, each Indenture, will provide that the following are Events of Default with respect to any series of Debt Securities issued thereunder: (1) default in the payment of the principal of any Debt Security of such series when and as the same shall be due and payable; (2) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Debt Securities of such series; (3) default for 30 days in payment of any installment of interest on any Debt Securities of such series; (4) default for a specified number of days after notice in the performance of any other covenants in respect of the Debt Securities of such series contained in the Indenture; (5) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator, or trustee of the Company or its property; and (6) any other Event of Default provided in the applicable supplemental indenture under which such series of Debt Securities is issued. An Event of Default with respect to a particular series of Debt Securities issued under an Indenture will not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under such Indenture. The trustee under an Indenture may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal or interest) if it considers such withholding in the interests of such Holders.

   If an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, the appropriate trustee under the Indenture or the Holders of not less than 25% in the aggregate principal amount of the Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement, of all the Debt Securities of such series to be due and payable immediately.

   Within four months after the close of each fiscal year, the Company will file with each trustee under the indentures a certificate, signed by specified officers, stating whether or not such officers have knowledge of any default, and, if so, specifying each such default and the nature thereof.

   Subject to provisions relating to its duties in case of default, a trustee under the Indentures shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order, or direction of any Holder, unless such Holders shall have offered to such trustee reasonable indemnity. Subject to such provisions for indemnification, the Holders of a majority in principal amount of the Debt Securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the appropriate trustee, or exercising any trust or power conferred upon such trustee, with respect to the Debt Securities of such series.

   Payment and Transfer. Principal of, and premium and interest, if any, on, fully Registered Securities will be payable at the Place of Payment as specified in the applicable Prospectus Supplement, provided that payment of interest, if any, may be made, unless otherwise provided in the applicable Prospectus Supplement, by check mailed to the person in whose names such Debt Securities are registered at the close of business on the day or days specified in the Prospectus Supplement or transfer to an account maintained by the payee located inside the United States. The principal of, and premium and interest, if any, on, Debt Securities in other forms will be payable in the manner and at the place or places as designated by the Company and specified in the applicable Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, payment of interest may be made, in the case of Bearer Security by transfer to an account maintained by the payee with a bank outside the United States.

   Fully Registered Securities may be transferred or exchanged at the corporate trust office of the trustee or any other office or agency maintained by the Company for such purposes, subject to the limitations in the applicable Indenture, without the payment of any service charge except for any tax or governmental charge incidental thereto. Provisions with respect to the transfer and exchange of Debt Securities in other forms will be set forth in the applicable Prospectus Supplement.

   Defeasance. The Indentures provide that each will cease to be of further effect with respect to a certain series of Debt Securities (except for certain obligations to register the transfer or exchange of Securities) if (a) the Company delivers to the Trustee for the Securities of such series for cancellation of all Securities of all series and the coupons, if any, appertaining thereto, or (b) if the Company deposits into trust with the Trustee money or United States government obligations, that, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all of the principal of, and interest on, the Securities of such series on the dates such payments are due or redeemable in accordance with the terms of such Securities.

         Certain Charter and Virginia Law Provisions

   Unless the amendment effects an extraordinary transaction, the Articles of Incorporation of the Company may be amended with the approval of the holders of a majority of the outstanding shares of Common Stock, subject to the voting rights (if any) of any series of preferred stock that may be outstanding from time to time. Amendments that effect extraordinary transactions, which include mergers, share exchanges, a sale of substantially all the assets of the Company, the dissolution of the Company or the share ownership restrictions described below, require the approval of the holders of more than two-thirds of the outstanding shares of Common Stock (subject to any voting rights of any series of preferred stock outstanding).

   Special meetings of the shareholders of the Company may be called by a majority of the Board of Directors, a majority of the unaffiliated directors, the Chairman of the Board, the President or generally by shareholders holding at least 25% of the outstanding shares of Common Stock entitled to be voted at the meeting.

   Virginia law and the Articles of Incorporation of the Company provide that the directors and officers of the Company shall have no liability to the Company or its shareholders in certain actions brought by or on behalf of shareholders of the Company unless such officer or director has engaged in willful misconduct or violations of federal or state securities laws and certain other activities.

      Repurchase of Shares and Restrictions on Transfer

   Two of the requirements for qualification for the tax benefits accorded a REIT under the Internal Revenue Code of 1986, as amended ("the Code"), are that
(i) during the last half of each taxable year not more than 50% of the outstanding shares may be owned directly or indirectly by five or fewer individuals and (ii) there must be at least 100 shareholders for at least 335 days in each taxable year. Those requirements apply for all taxable years after the year in which a REIT elects REIT status.

   The Articles of Incorporation prohibit any person or group of persons from acquiring or holding, directly or indirectly, ownership of a number of shares of capital stock in excess of 9.8% of the outstanding shares. Shares of capital stock owned by a person or group of persons in excess of such amounts are referred to as "Excess Shares." For this purpose the term "ownership" is defined in accordance with the Code, the constructive ownership provisions of Section 544 of the Code and Rule 13d-3 promulgated under the Exchange Act, and the term "group" is defined to have the same meaning as that term has for purposes of
Section 13(d)(3) of the Exchange Act. Accordingly, shares of capital stock owned or deemed to be owned by a person who individually owns less than 9.8% of the shares outstanding may nevertheless be Excess Shares.

   For purposes of determining whether a person holds Excess Shares, a person or group will be treated as owning not only shares of capital stock actually or beneficially owned, but also any shares of capital stock attributed to such person or group under the constructive ownership provisions contained in Section 544 of the Code.

   The Articles of Incorporation provide that in the event any person acquires Excess Shares, each Excess Share may be redeemed at any time by the Company at the closing price of a share of capital stock on the New York Stock Exchange on the last business day prior to the redemption date. From and after the date fixed for redemption of Excess Shares, such shares shall cease to be entitled to any distribution and other benefits, except only the right to payment of the redemption price for such shares.

   Under the Articles of Incorporation any acquisition of shares that would result in failure to qualify as a REIT under the Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to transfer shares to a person if, as a result of the transfer, that person would own Excess Shares. Prior to any transfer or transaction which, if consummated, would cause a shareholder to own Excess Shares, and in any event upon demand by the Board of Directors, a shareholder is required to file with the Company an affidavit setting forth, as to that shareholder, the information required to be reported in returns filed by shareholders under Treasury Regulation Section 1.857-9 under the Code and in reports filed under Section 13(d) of the Exchange Act. Additionally, each proposed transferee of shares of capital stock, upon demand of the Board of Directors, also may be required to file a statement or affidavit with the Company setting forth the number of shares already owned by the transferee and any related person.

   The Common Stock may not be purchased by nonresident aliens or foreign entities. In addition, the Common Stock may not be held by "disqualified organizations" within the meaning of Section 860E(e)(5) of the Code, which generally includes governmental entities and other tax-exempt persons not subject to the tax on unrelated business taxable income.

                          Transfer Agent and Registrar

   The  transfer  agent and the  registrar  for the  Company's
Common Stock is First Union  National Bank of North  Carolina,
Charlotte, North Carolina.

                              PLAN OF DISTRIBUTION

   The Company may sell Securities (1) through underwriters or dealers, (2) directly to one or more purchasers, or (3) through agents. A Prospectus Supplement will set forth the terms of the offering of the Securities offered thereby, including the name or names of any underwriters, the purchase price of the Securities, and the proceeds to the Company from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which the Securities may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

   If underwriters are used in the sale in a firm commitment underwriting, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Company's Prospectus Supplement if any of the Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   Only underwriters named in the Prospectus Supplement are deemed to be underwriting in connection with the Securities in respect of which such Prospectus Supplement and this Prospectus are delivered and any firms not named therein are not parties to the underwriting agreement in respect of such Securities and will have no direct or indirect participation in the underwriting thereof, although they may participate in the distribution of such Securities under circumstances where they may be entitled to a dealer's commission.

   Securities may also be sold directly by the Company or through agents designated by the Company from time to time. The Securities offered hereby may also be sold from time to time through agents for the Company by means of (i) ordinary broker's transactions, (ii) block transactions (which may involve crosses) in accordance with the rules of the Exchanges, in which such agents may attempt to sell Securities as agent but may purchase and resell all or a portion of the blocks as principal, (iii) "fixed price offerings" in accordance with the rules of the Exchanges, or (iv) a combination of any such methods of sale. In connection therewith, distributors' or sellers' commissions may be paid or allowed which will not exceed those customary in the types of transactions involved. A Prospectus Supplement sets forth the terms of any such "fixed price offering," "exchange distributions" and "special offerings." If the agent purchases Securities as principal, it may sell such Securities by any of the methods described above. Any agent involved in the offering and sale of Securities in respect of which this Prospectus is delivered is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated herein or in the Prospectus Supplement, any such agent is acting on a best-efforts basis for the period of its appointment.

   If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters, or dealers to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except
(1) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (2) if the particular Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

   Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

   If an agent or agents are utilized in the sale, such persons may be deemed to be "underwriters", and any documents, commissions or concessions received by them from the Company or any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from the Company will be described in the Prospectus Supplement.

              FEDERAL INCOME TAX CONSIDERATIONS

Federal Income Taxation of Shareholders

   The following section is a general summary of certain federal income tax aspects of an investment in the Company that should be considered by prospective shareholders. The discussion in this section is based on existing provisions of the Code, existing and proposed Treasury regulations, existing court decisions, and existing rulings and other administrative interpretations. There can be no assurance that future Code provisions or other legal authorities will not alter significantly the tax consequences described below. No rulings have been obtained from the Internal Revenue Service concerning any of the matters discussed in this section.

   The Company and its qualified REIT subsidiaries (collectively "Resource REIT") believes it has complied, and intends to comply in the future, with the requirements for qualification as a REIT under the Code. The federal income tax provisions governing REITs and their shareholders are extremely complicated, and what follows is only a very brief and general summary of the most important considerations for shareholders. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF THE COMPANY.

General Considerations

   Resource REIT believes it has complied, and intends to comply in the future, with the requirements for qualification as a REIT under the Code. Venable,
Baetjer  and  Howard,  LLP,  counsel to the  Company,  has given the Company its opinion to the effect that, as of the date hereof and based on the various representations made to it by the Company with respect to its income, assets, and activities since its inception, and subject to certain assumptions and qualifications stated in such opinion, (i) Resource REIT qualifies for treatment as a REIT under the Code and (ii) the organization and contemplated method of operation of Resource REIT are such as to enable it to continue so to qualify in subsequent years, provided the various operational requirements of REIT status are satisfied in those years. However, investors should be aware that opinions of counsel are not binding on the courts or the Internal Revenue Service. To the extent that Resource REIT qualifies as a REIT for federal income tax purposes, it generally will not be subject to federal income tax on the amount of its income or gain that is distributed to shareholders. However, certain nonqualified REIT subsidiaries of the Company, which operate the Company's production operations and are included in the Company's consolidated GAAP financial statements, are not qualified REIT subsidiaries. Consequently, all of the nonqualified REIT subsidiary's taxable income is subject to federal and state income taxes.

   The REIT rules generally require that a REIT invest primarily in real estate-related assets, its activities be passive rather than active, and it distribute annually to its shareholders a high percentage of its taxable income. The Company could be subject to a number of taxes if it failed to satisfy those rules or if it acquired certain types of income-producing real property through foreclosure. Although no complete assurances can be given, the Company does not expect that it will be subject to material amounts of such taxes.

   Resource REIT's failure to satisfy certain Code requirements could cause the Company to lose its status as a REIT. If Resource REIT failed to qualify as a REIT for any taxable year, it would be subject to federal income tax (including any applicable minimum tax) at regular corporate rates and would not receive deductions for dividends paid to shareholders. As a result, the amount of after-tax earnings available for distribution to shareholders would decrease substantially. While the Board of Directors intends to cause Resource REIT to operate in a manner that will enable it to qualify as a REIT in all future taxable years, there can be no certainty that such intention will be realized because, among other things, qualification hinges on the conduct of the business of Resource REIT.

Taxation of Distributions by the Company

   Assuming that Resource REIT maintains its status as a REIT, any distributions that are properly designated as "capital gain dividends" generally will be taxed to shareholders as long-term capital gains, regardless of how long a shareholder has owned his shares. Any other distributions out of Resource REIT current or accumulated earnings and profits will be dividends taxable as ordinary income. Shareholders will not be entitled to dividends-received deductions with respect to any dividends paid by Resource REIT. Distributions in excess of Resource REIT's current or accumulated earnings and profits will be treated as tax-free returns of capital, to the extent of the shareholder's basis in his shares of capital stock, and as gain from the disposition of shares, to the extent they exceed such basis. Shareholders may not include on their own returns any of Resource REIT ordinary or capital losses. Distributions to shareholders attributable to "excess inclusion income" of Resource REIT will be characterized as excess inclusion income in the hands of the shareholders. Excess inclusion income can arise from Resource REIT's holdings of residual interests in real estate mortgage investment conduits and in certain other types of mortgage-backed security structures created after 1991. Excess inclusion income constitutes unrelated business taxable income ("UBTI") for tax-exempt entities (including employee benefit plans and individual retirement accounts), and it may not be offset by current deductions or net operating loss carryovers. In the unlikely event that the Company's excess inclusion income is greater than its taxable income, the Company's distribution would be based on the Company's excess inclusion income. Although Resource REIT itself would be subject to a tax on any excess inclusion income that would be allocable to a "disqualified organization" holding its shares, Resource REIT's by-laws provide that disqualified organizations are ineligible to hold Resource REIT's shares.

   Dividends  paid by Resource REIT to  organizations  that generally are exempt from federal income tax under Section 501(a) of the Code should not be taxable to them as UBTI except to the extent that (i) purchase of shares of Resource REIT was financed by "acquisition indebtedness," (ii) such dividends constitute excess inclusion income or (iii) with respect to the trusts owning more than 10% of the shares of Resource REIT, under certain circumstances a portion of such dividend is attributable to UBTI. Because an investment in Resource REIT may give rise to UBTI or trigger the filing of an income tax return that otherwise would not be required, tax-exempt organizations should give careful consideration to whether an investment in Resource REIT is prudent.

Taxation of Dispositions of Shares of the Common Stock

   In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and otherwise as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received with respect to such shares. All or a portion of any loss realized upon a taxable disposition of Shares of Resource REIT may be disallowed if other shares of Resource REIT are purchased (under a dividend reinvestment plan or otherwise) within 30 days before or after the disposition.

Backup Withholding

   Resource REIT generally is required to withhold and remit to the United States Treasury 31% of the dividends or certain gross proceeds paid to any shareholder who (i) fails to furnish Resource REIT with a correct taxpayer identification number, (ii) is the subject of a notification received by Resource REIT that such shareholder has underreported dividend or interest income to the Internal Revenue Service, or (iii) under certain circumstances, fails to certify to Resource REIT that he is not subject to backup withholding. An individual's taxpayer identification number is his social security number.

Debt Securities

   The Debt Securities will be taxable as indebtedness. Interest and original issue discount, if any, on a Debt Security will be treated as ordinary income to a holder. Any special tax considerations applicable to a Debt Security will be described in the related Prospectus Supplement.

Exercise of Securities Warrants

   Upon a holder's exercise of a Securities Warrant, the holder will, in general, (i) not recognize any income, gain or loss for federal income tax purposes, (ii) receive an initial tax basis in the Security received equal to the sum of the holder's tax basis in the exercised Securities Warrant and the exercise price paid for such Security and (iii) have a holding period for the Security received beginning on the date of exercise.

Sale or Expiration of Securities Warrants

   If a holder of a Securities Warrant sells or otherwise disposes of such Securities Warrant (other than by its exercise), the holder generally will recognize capital gain or loss (long term capital gain or loss if the holder's holding period for the Securities Warrant exceeds twelve months on the date of disposition; otherwise, short term capital gain or loss) equal to the difference between (i) the cash and fair market value of other property received and (ii) the holder's tax basis (on the date of disposition) in the Securities Warrant sold. Such a holder generally will recognize a capital loss upon the expiration of an unexercised Securities Warrant equal to the holder's tax basis in the Securities Warrant on the expiration date.

State and Local Tax Considerations

   State and local tax laws may not correspond to the federal income tax principles discussed in this section. Accordingly, prospective investors should consult their tax advisers concerning the state and local tax consequences of an investment in Resource REIT.

                                 LEGAL OPINIONS

   The validity of the shares will be passed upon for the Company by Venable, Baetjer and Howard, LLP, Baltimore, Maryland.

                                     EXPERTS

      The consolidated financial statements and schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and the consolidated financial statements of the Company for the year ended December 31, 1996 included in the Company's Form 8-K dated February 27, 1997, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their reports included therein, and incorporated herein by reference. Such financial statements and schedules have been incorporated by reference herein in reliance upon the reports of that firm and upon the authority of that firm as experts in auditing and accounting.

                                     Part II

            INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

The estimated expenses, other than sales agency compensation, in connection with the offering of up to 2,000,000 shares of Common Stock are:

Registration Fee                              $18,750
Legal Fees and Expenses                        65,000
Accounting Fees and Expenses                   10,000
Blue Sky Qualification and Expenses             5,000
including Counsel Fees
New York Stock Exchange Listing Fee             7,000
Miscellaneous                                   5,000
                                              --------

TOTAL                                         $110,750
                                              ========



Item 16. Exhibits

      1.1  Form of Sales Agency Agreement with PaineWebber
Incorporated.

      5.1  Legal Opinion of Venable, Baetjer and Howard, LLP.

      8.1          Tax opinion of Venable, Baetjer and
        Howard, LLP.

      12.2       Ratio of Available Earnings to Fixed Charges.

      23.1 Consent of KPMG Peat Marwick LLP.

      23.2         Consent of Venable, Baetjer and Howard,
        LLP (contained in Exhibits 5.1 and 8.1).

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richmond and the State of Virginia on February 27, 1997.


                                    RESOURCE MORTGAGE
      CAPITAL, INC.

                                    Thomas H.
                                    Potts____________________
                                    Thomas H. Potts,
                                    President
                                    (Principal Executive
                                    Officer)


      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on February 27, 1997.

Signature                                   Capacity

Thomas H. Potts                      President and Director
-------------------
Thomas H. Potts                      (Principal Executive
                                     Officer)

Lynn K. Geurin                       Executive Vice President,
                                     Chief Financial Officer
-------------------
Lynn K. Geurin                       (Principal Financial and
                                     Accounting Officer)


*
-------------------
J. Sydney                            Director
Davenport, IV

*
-------------------
Richard C. Leone                     Director

*
-------------------
Paul S. Reid                         Director

*
-------------------
Donald B. Vaden                      Director


*By  Thomas H. Potts
     -------------------
            Attorney-in-fact

                                  EXHIBIT INDEX



EXHIBIT

1.1    Form of Sales Agency Agreement with PaineWebber
       Incorporated.

5.1    Legal Opinion of Venable, Baetjer and Howard, LLP.

8.1    Tax opinion of Venable, Baetjer and Howard, LLP.

12.1   Ratio of Available Earnings to Fixed Charges.

23.1   Consent of KPMG Peat Marwick LLP.

23.2 Consent of Venable, Baetjer and Howard, LLP (contained in Exhibits 5.1 and 8.1).

1


                                                                     Exhibit 1.1


                         RESOURCE MORTGAGE CAPITAL, INC.

               2,000,000 Shares of Common Stock
                  (par value $.01 per share)


                             SALES AGENCY AGREEMENT

                                             [         ] [  ], 1997


PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York 10019


Gentlemen:

      Resource Mortgage Capital, Inc., a Virginia corporation (the "Company"), confirms its agreement with PaineWebber Incorporated (the "Agent"), as follows:

      SECTION 1. Description of Securities. The Company proposes to issue and sell through the Agent, as sales agent, up to 2,000,000 shares (the "Maximum Amount") of Common Stock, par value $.01 per share (the "Stock"), on the terms set forth in Section 3 hereof.

      SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that:

      (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and the rules and regulations thereunder ("Rules and Regulations"). A registration statement on Form S-3 (Registration No. 33-50705) with respect to the Stock, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Agent. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

      (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agent, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

      (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

      (d) The financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition and the results of operations and cash flows of the Company and its subsidiaries as of the dates indicated or for the periods therein specified and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

      (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing, considering all such cases in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

      (f) Each "significant subsidiary" (as defined in Section 1-02 of Regulation S-X) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and the outstanding capital stock of each significant subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The significant subsidiaries (as defined in Section 1-02 of Regulation S-X) of the Company are [ ], [ ] and [ ].

      (g) The outstanding shares of capital stock of the Company and the Stock have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and nonassessable and conform, or when so issued will conform, to the description thereof in the Prospectus. The shareholders of the Company have no preemptive rights with respect to the Stock.

      (h) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the
Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries considered as a whole, and there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material change, or any development involving a prospective material change, in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

      (i) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets thereof considered as a whole.

      (j) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

      (k) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      (l) The performance of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in the violation of the Company's charter or by-laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by state securities or blue sky laws.

      (m) Each of the Company and its subsidiaries has (i) good and indefeasible title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (ii) peaceful and undisturbed possession under all material leases to which it is party as lessee, (iii) all governmental or regulatory licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by it, except such as are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right and (v) not received any notice of and has no reason to believe that any governmental body or agency is considering enacting, amending or repealing any statute, law, ordinance or regulation required to be described in the Registration Statement and Prospectus that is not so described as required. All material leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred and is continuing thereunder, and, to the best knowledge of the Company, no material defaults by the landlord are existing under any such leases.

      (n) Each of the Company and its subsidiaries owns or possesses all of the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, if singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

      (o) The Company and its subsidiaries have not violated and are in compliance in all material respects with all material laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including, without limitation, environmental laws. Neither the Company nor any of its subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and the Company is not aware of any existing circumstances which are likely to result in material violations of any of the foregoing.

      (p) The Company and its qualified real estate investment trust subsidiaries are organized in conformity with the requirements for qualification as, and operate in a manner that qualifies them as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder and will be so qualified after consummation of the transactions contemplated by this Agreement.

      SECTION 3. Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent, as exclusive sales agent, and the Agent agrees to sell, as sales agent for the Company, on a reasonable efforts basis, up to the Maximum Amount of Stock during a maximum of 52 Pricing Periods (as hereinafter defined) in any one year on the terms set forth herein; provided, however, that the Company shall not be obligated to issue and sell, and the Agent shall not be obligated to use its best efforts to sell, Stock if the Stock is at a price lower than the Minimum Price (as defined below). "Minimum Price" means a price of $25.00 per share or such other amount determined by the Board of Directors of the Company and set forth in a certificate of the Company delivered to the Agent.

      The Stock, up to the Maximum Amount, is to be sold during one or more pricing periods (each a "Pricing Period"), each Pricing Period consisting of five consecutive calendar days or such lesser number of days as shall be agreed to by the Company and the Agent. The Company and the Agent from time to time will designate Pricing Period(s) and the number of shares of Stock (not to exceed 4% of the average daily trading volume of the Stock calculated over the preceding 60 consecutive calendar days) to be sold by the Agent during each such Pricing Period (the "Average Market Price Shares"). If the Company does not meet the exemptive provisions set forth in Rule 101(c)(1) of Regulation M of the Exchange Act, the number of Average Market Price Shares and any Additional Shares sold in any Pricing Period shall not exceed 10% of the average daily trading volume of the Stock for that Pricing Period. Subject to the terms and conditions hereof, the Agent shall use its reasonable efforts to (i) sell all of the designated Average Market Price Shares during each such Pricing Period, and
(ii) sell the entire Maximum Amount. The Agent shall sell the shares of Stock only by means of ordinary brokers' transactions on the New York Stock Exchange (the "NYSE"). The Agent shall not solicit or arrange for the solicitation of customer's orders in anticipation of or in connection with such transactions, nor shall it sell short as principal shares of Stock of the Company except in connection with customary market making activities in the Company's outstanding securities. The Agent shall not engage in any special selling efforts or selling methods relating to the Stock within the meaning of Rule 100 of Regulation M of the Exchange Act. The Agent shall calculate on a weekly basis whether the Company meets the exemptive provisions set forth in Rule 101(c)(1) under Regulation M of the Exchange Act in respect of the Company's average daily trading volume [and value of the Company's shares owned by non-affiliates]. If the Company fails to meet such provisions, the Agent will promptly notify the Company by telephone, confirmed by facsimile transmission. The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of Stock; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to shares of Stock sold hereunder prior to the giving of such notice.

      The net proceeds (the "Net Proceeds") to the Company for the Average Market Price Shares sold by the Agent during a Pricing Period will equal the sum of (i) the product of (x) the Company's Percent (as defined below) times (y) the average of the arithmetic mean of the high and low sales prices of the Company's Common Stock, (the "Common Stock") reported on the NYSE for each trading day of such Pricing Period (the "Average Market Price"), times (z) the number of
Average Market Price Shares sold during such Pricing Period plus (ii) Alternative Proceeds (defined below), if any, plus (iii) Excess Proceeds (defined below), if any. Subject to adjustment as set forth in the following two paragraphs, the compensation to the Agent with respect to the sale of Average Market Price Shares sold hereunder shall equal the difference between the aggregate gross sales prices at which such sales are actually effected by the Agent and the Net Proceeds. The "Company's Percent" shall be (i) 97.00% for the first 600,000 shares of Stock that may be sold pursuant to this Agreement, (ii) 97.50% for the second 600,000 shares of Stock that may be sold pursuant to the Agreement and (iii) 98.00% for all remaining shares of Stock that may be sold pursuant to the Agreement. The "Agent's Percent" with respect to any shares of Stock to be sold pursuant to this Agreement shall equal 100% minus the applicable Company's Percent.

      To the extent that the compensation payable to the Agent hereunder would otherwise exceed the maximum amount permitted to be received pursuant to the rules and interpretations of the National Association of Securities Dealers, Inc. ("NASD"), as determined in good faith by the Agent, such excess over such amount shall constitute "Excess Proceeds" payable to the Company. In the event that the average gross sales price in any Pricing Period is equal to or less than the Company's Percent of the Average Market Price, all of the proceeds from such sales would be for the account of the Company and no compensation would be payable to the Agent.

      During any Pricing Period, the Company may instruct the Agent by telephone (confirmed promptly by telecopy) not to sell shares of Stock if such sales cannot be effected at or above the price designated by the Company in any such instruction. If such an instruction is given and as a result thereof the Agent is unable to sell shares of Stock in an amount greater than or equal to the daily pro rata portion of Average Market Price Shares to be sold during such Pricing Period, then (i) that day's highest and lowest executed sales price of Common Stock reported on the NYSE shall not be included in the calculation of Average Market Price and (ii) the net proceeds payable to the Company (the "Alternative Proceeds") and the compensation payable to the Agent in respect of any sales of Average Market Price Shares effected that day (the "Alternative Shares") by the Agent shall be equal to the Company's Percent and the Agent's Percent, respectively, of the weighted average sales prices at which the Agent has actually effected sales of Stock during that day and the Alternative Shares shall be excluded from the number used in clause (i)(z) in the second preceding paragraph.

      During any Pricing Period, the Company and the Agent may agree upon the sale of shares ("Additional Shares") of Stock in addition to the sale of Average Market Price Shares (such Additional Shares to be included in the Maximum Amount). The compensation to the Agent for sales of Additional Shares shall be, with respect to any Pricing Period, the Agent's Percent of the gross sales price per share in connection with the number of Additional Shares sold in any Pricing Period. The sale of Additional Shares during any day shall be confirmed in writing by the Agent to the Company following the end of the Pricing Period. All other shares sold during a Pricing Period not so confirmed shall be deemed Average Market Price Shares.

      The Agent shall provide written confirmation to the Company following the close of business on the final day of each Pricing Period setting forth, with regard to such Pricing Period, the dates included in the Pricing Period, the number of Average Market Price Shares and Additional Shares, if any, sold, the gross proceeds from the sale of such shares, the highest and lowest executed sales price at which such shares were sold, the Net Proceeds to the Company, the amount of Excess Proceeds, if any, the amount of Alternative Proceeds, if any, the compensation payable by the Company to the Agent with respect to such sales and the Average Market Price for such Pricing Period.

      Settlement for sales of Additional Shares will occur on the third business day following the date on which such sales are made. The amount of proceeds for such sales to be delivered to the Company against the receipt of the Additional Shares sold shall be equal to the aggregate sales prices at which such Additional Shares were sold, net of the Agent's compensation for such sales and after deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. Settlement for sales of Average Market Price Shares will also occur on the third business day following the date on which such sales are made. On the third business day following the end of a Pricing Period (each a "Closing Date"), the Average Market Price Shares sold through the Agent on the last business day of such Pricing Period will be delivered by the Company to the Agent against payment of the proceeds for the sale of such Average Market Price Shares less the total compensation to the Agent for the sale of Average Market Price Shares for such Pricing Period; provided that all or a portion of the compensation to the Agent for the sale of the Average Market Price Shares may be paid from the proceeds from the sale of Average Market Price Shares settling on an earlier day in the event that the amount of proceeds from the sale of Average Market Price Shares settling on the Closing Date is less than the total compensation due to the Agent in respect of such Pricing Period. Settlement for all shares shall be effected by free delivery of shares to the Agent's account at The Depository Trust Corporation in return for payments in same day funds delivered to the account designated by the Company.

      At the time of each settlement of securities hereunder, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in the Agreement and on each Closing Date, the Company shall affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement. The Company covenants and agrees with the Agent that on or prior to the second business day after the termination of each Pricing Period, the Company will file a prospectus supplement under the applicable paragraph of Rule 424(b) of the Rules and Regulations, which prospectus supplement will set forth, with regard to such Pricing Period, the dates included within the Pricing Period, the number of shares of Stock sold through the Agent (separately identifying the number of Average Market Price Shares), the highest and lowest executed sales price at which Average Market Price Shares were sold, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to sales of Average Market Price Sales. Any obligation of the Agent to use its reasonable efforts to sell the Stock shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

      SECTION  4.  Covenants  of  the  Company.   The  Company
covenants and agrees with the Agent that:

      (a) During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Agent's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent's reasonable opinion, may be necessary or advisable in connection with the distribution of the Stock by the Agent; the Company will not file any amendment or supplement to the Registration Statement or Prospectus unless a copy thereof has been submitted to the Agent a reasonable period of time before the filing and the Agent has not reasonably objected thereto; and it will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

      (b) The Company will advise the Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

      (c) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Agent to suspend the offering of Stock during such period and the Company will amend or supplement the Registration Statement or Prospectus so as to correct such statement or omission or effect such compliance.

      (d) The Company will use its best efforts to qualify the Stock for sale under the securities laws of such jurisdictions as the Agent designates and to continue such qualifications in effect so long as required for the distribution of the Stock, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

      (e) The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Agent may from time to time reasonably request and will also furnish copies of the Prospectus to the NYSE in accordance with Rule 153 of the Rules and Regulations.

      (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

      (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all of its expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement and any blue sky fees) and will pay the expenses of printing all documents relating to the offering. The Agent will pay its own out-of-pocket costs and expenses incurred in connection with the entering into of this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses; provided, however, that the Company will promptly, upon the request of the Agent, reimburse the Agent for up to $40,000 of fees and disbursements of the Agent's legal counsel incurred in connection with the entering into of this Agreement and the matters contemplated hereby.

      (h) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus.

      (i) The Company will not, directly or indirectly, offer or sell any shares of Common Stock (other than the Stock offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock during the period from the date of this Agreement through the final Closing Date for the sale of Stock hereunder without
(a) giving the Agent at least five business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) suspending activity under this program for such period of time as may reasonably be determined by agreement of the Company and the Agent; provided, however, that no such notice and suspension shall be required in connection with the Company's issuance or sale of (i) shares of Common Stock pursuant to any employee or director stock option or benefits plan, stock ownership plan, dividend reinvestment plan or Stockholder Investment Program of the Company now in effect as such plans may be amended from time to time, and (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

      (j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 5 herein.

      (k) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Quarterly Report on Form 10-Q or a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, the date of effectiveness of amendment, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(f) hereof which were last furnished to the Agent are true and correct at the time of such amendment, supplement, filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

      (l) Each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Quarterly Report on Form 10-Q or a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of Venable, Baetjer and Howard, LLP, counsel to the Company ("Company Counsel"), or other counsel satisfactory to the Agent, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.


      (m) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, the Company shall cause KPMG Peat Marwick LLP, or other independent accountants satisfactory to the Agent, forthwith to furnish the Agent a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in
Section 5(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

      (n) The Company hereby consents to the Agent trading in the Company's Common Stock for the Agent's own account and at the same time as the Company's sales pursuant to this Agreement.

      SECTION 5. Conditions of Agent's Obligations. The obligations of the Agent to sell the Stock as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Closing Date for any Pricing Period contemplated under this Agreement, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

      (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Agent's satisfaction.

      (b) The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent's opinion is material, or omits to state a fact that in the Agent's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

      (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, on a consolidated basis, in the capital stock of the Company and its subsidiaries, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, or any change in the rating assigned to any securities of the Company.

      (d) The Agent shall have received at the date of the commencement of the first Pricing Period hereunder (the "Commencement Date") and at every other date specified in Section 4(l) hereof, opinions of Company Counsel, dated as of the Commencement Date and dated as of such other date, respectively, to the effect that:

           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise;

           (ii) Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X under the Act) of the Company has been duly incorporated (or formed, in the case of a partnership) and has corporate (or partnership) power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus; each of the Company's significant subsidiaries is validly existing as a corporation (or partnership, as the case may be) in good standing under the laws of the jurisdiction of its incorporation; and all of the issued outstanding capital stock (or other equity interests) of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable, is owned by the Company, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

           (iii) The shares of Stock have been duly and validly authorized, and, when issued and delivered to and paid for by the purchasers thereof pursuant to this Agreement, will be fully paid and nonassessable and conform to the description thereof in the Prospectus and the shareholders of the Company have no preemptive rights with respect to the Stock; all corporate action required to be taken for the authorization, issue and sale of the Stock has been validly and sufficiently taken; and the shares of Stock are the subject of an effective registration statement permitting their sale in the manner contemplated by this Agreement;

           (iv) The Registration Statement has become effective under the Act; to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

           (v) The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (and at each Closing Date on or prior to the date of the opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when filed with the Commission under the Exchange Act, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

           (vi) The description in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

           (vii) This Agreement has been duly authorized, executed and delivered by the Company;

           (viii) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein by the Company do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in the violation of the Company's charter or by-laws, or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Stock by the Company, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws in connection with the sale and distribution of the Stock by the Agent;

           (ix) Except for permits and similar authorizations required under the securities or blue sky laws of certain states, no consent, waiver, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the sale and issuance of shares of Stock as contemplated hereby and by the Prospectus;

           (x) Except as may be disclosed in the Prospectus, such counsel knows of no actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries, or any of their respective officers in their capacities as such, before or by any Federal or state or foreign court, commission, regulatory body, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any of its subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations; and

           (xi) For all taxable years beginning [ ] (the date of the Company's initial public offering of Common Stock) and ending [ ], Resource REIT (as defined below) has met the requirements for qualification as a REIT under the Code. Resource REIT will be able to qualify as a REIT for the taxable year beginning [ ], 199[ ], provided that after the date hereof, Resource REIT continues to be organized and operated as described in the Registration Statement and according to representations made to us in a certificate of an officer of the Company and therefore continues to satisfy the income tests, and distribution, shareholder, recordkeeping and other applicable REIT requirements under the Code. "Resource REIT" means the Company, as aggregated with such wholly-owned subsidiaries as were in existence during the period for which reference is made. The information presented in the Registration Statement under the caption "Taxation," to the extent it constitutes matters of law or legal conclusions, is accurate in all material respects.

      In addition, such counsel shall state that such counsel has no reason to believe that either the Registration Statement, at the time it (including each Post-Effective Amendment thereto) became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendments or supplements thereto, on the date of filing thereof with the Commission and at the Commencement Date and at each Closing Date on or prior to the date of the opinion, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial and statistical data included in any of the documents mentioned in this paragraph.

      (e) At the Commencement Date and at such other dates specified in Section 4(m) hereof, the Agent shall have received a letter from KPMG Peat Marwick LLP, independent public accountants for the Company, or other independent accountants satisfactory to the Agent, dated the date of delivery thereof, substantially in the form attached hereto as Annex I and otherwise in form and substance satisfactory to Agent.

      (f) The Agent shall have received from the Company a certificate, or certificates, signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the Company, dated as of the Commencement Date and dated as of each Closing Date contemplated by this Agreement, to the effect that, to the best of their knowledge based upon reasonable investigation:

           (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Commencement Date or the Closing Date for such Pricing Period (as the case may be), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such Closing Date (as the case may be);

           (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

           (iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

           (iv) Since the date of this Agreement, there has not been any material adverse change, on a consolidated basis, in the business, financial condition or results of operations of the Company and its subsidiaries considered as one enterprise which has not been described in an amendment or supplement to the Registration Statement or Prospectus.

      In addition, on each Closing Date the certificate shall also state that the shares of Stock to be sold on that date have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Stock on that date has been validly and sufficiently taken.

      (g) At the Commencement Date and on each Closing Date, the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request.

      All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Agent. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

      SECTION 6.  Indemnification and Contribution.

      (a) The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, as follows:

           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

           (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (b) The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Any indemnified party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 6 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

      (d)  In  order  to  provide  for  just  and  equitable   contribution   in
circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Agent from the sale of Stock on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for the purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 6(d), the Agent shall not be required to contribute any amount in excess of the amount by which the total actual sales price at which Stock sold by the Agent exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

      (e) The indemnity and contribution provided by this Section 6 shall not relieve the Company and the Agent from any liability the Company and the Agent may otherwise have (including, without limitation, any liability the Agent may have for a breach of its obligations under Section 3 hereof).

      SECTION  7.  Representations  and  Agreements  to  Survive  Delivery.  All
representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Stock.

      SECTION 8.  Termination.

      (a) The Agent shall have the right by giving notice as hereinafter specified at any time at or prior to any Closing Date, to terminate this Agreement if (i) any material adverse change, or any development has occurred that is reasonably expected to cause material adverse change, in the business, financial condition or results of operations of the Company and its subsidiaries has occurred which, in the judgment of such Agent, materially impairs the investment quality of the Stock, (ii) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Agent's obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Stock on the NYSE, or any setting of minimum prices for trading of the Stock on such exchange, shall have occurred, (v) any banking moratorium shall have been declared by Federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the judgment of the Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Stock to be sold by the Agent on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

      (b) The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion on the first anniversary of the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

      (c) The Agent shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the first anniversary of the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

      (d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(g), Section 6 and Section 7 shall remain in full force and effect.

      (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur during a Pricing Period, any Additional Shares and Average Market Price Shares shall settle in accordance with the provisions of the second to last paragraph of Section 3 hereof.

      SECTION 9. Notices. All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, telecopy no. (212) 713-4205, attention: [ ], or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 10900 Nuckols Road, Glen Allen, Virginia 23060, telecopy no. (804) 217-5860, attention: [ ]. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

      SECTION 10. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

      SECTION 11. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement (including, without limitation, the Maximum Amount and the Minimum Price) shall be adjusted to take into account any stock split effected with respect to the Stock.

      SECTION 12. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

      SECTION 13.  APPLICABLE  LAW.  THIS  AGREEMENT  SHALL BE
GOVERNED BY, AND  CONSTRUED IN ACCORDANCE  WITH,  THE INTERNAL
LAWS  OF  THE  STATE  OF  NEW  YORK  WITHOUT   REGARD  TO  THE
PRINCIPLES OF CONFLICTS OF LAWS.

      SECTION  14.   Counterparts.   This   Agreement  may  be
executed in two or more  counterparts,  each of which shall be
deemed  an  original,   but  all  of  which   together   shall
constitute one and the same instrument.

      If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.

                                  Very truly yours,

                                  RESOURCE  MORTGAGE  CAPITAL,
INC.


                                  By:
                                  Name:
                                  Title:





ACCEPTED as of the date
first above written

PAINEWEBBER INCORPORATED


By:
Name:
Title:

                                     ANNEX I

                  [Form of Letter from Accountants]

                                                                         Exhibit
                                    5.1
VENABLE, BAETJER AND HOWARD, LLP.
Including professional corporations
1800 Mercantile Bank & Trust Building
Two Hopkins Plaza
Baltimore, Maryland  21201-2978
(410) 244-7400, Fax (410) 244-7742

February 27, 1997


Resource Mortgage Capital, Inc.
10900 Nuckols Road
Glen Allen, Virginia 23060

      Re:  Registration Statement on Form S-3
                  (Reg. No. 33-50705)

Ladies and Gentlemen:

           We have acted as counsel to Resource Mortgage Capital, Inc., a Virginia corporation (the "Company"), in connection with its proposed public offering of up to 2,000,000 shares of its Common Stock , $0.01 par value (the "Common Stock"), pursuant to a Registration Statement filed on Form S-3 (Registration No. 33-50705) ("Registration Statement"). On February 27, 1997, the Company filed with the Securities and Exchange Commission a Post-effective Amendment No. 1 (the "Amendment") to the Registration Statement containing a Prospectus Supplement and a Prospectus.

           In that connection, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including the Articles of Incorporation, as amended and the By-laws of the Company. We have assumed, without independent verification, the genuineness of signatures, the authenticity of documents and the conformity with originals of copies.

           Based on the foregoing, we are of the opinion that the shares of Common Stock being sold by the Company, when issued and sold in accordance with the terms of the Sales Agency Agreement in substantially the same form filed as
Exhibit 1.1 to the Amendment, will be validly issued, fully paid and non-assessable.

           We hereby consent to the use of this opinion as an exhibit to the Amendment and the reference to our firm under "Legal Opinions" in the Prospectus.

           By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                Very truly yours,


                          VENABLE, BAETJER AND HOWARD, LLP

                                                                         Exhibit
12.1


RATIO OF  AVAILABLE  EARNINGS  TO FIXED  CHARGES  AND RATIO OF
EARNINGS  TO  COMBINED  FIXED  CHARGES  AND  PREFERRED   STOCK
DIVIDENDS



                                           Year Ended
                               -----------------------------------

                                1996   1995   1994   1993   1992
                               -----------------------------------

Net income before              $71,731$41,933$49,680$57,291$45,217
income taxes

Fixed charges (interest
  expense, net of
  non-recourse interest
  expense, other CMO           128,309162,762143,27882,586 56,341
  expenses and
  provision for losses)
                               -----------------------------------

Total  Available               $200,04$204,69$192,95$139,87$101,588
Earnings (as defined)
                               ===================================

Preferred Stock
Dividend                       $10,009$2,746   -      -      -
     Requirements

Ratio of Available
Earnings                       1.56:1 1.26:1 1.35:1 1.69:1 1.80:1
     to Fixed Charges
                               ===================================

Ratio of Available
  Earnings to
  Combined    Fixed            1.52:1 1.25:1 1.35:1 1.69:1 1.80:1
  Charges and Preferred
  Stock Dividends
                               ===================================

                                                                         Exhibit
8.1

                                February 27, 1997


Resource Mortgage Capital, Inc.
10900 Nuckols Road
Glen Allen, Virginia 23060

                                 Re: Tax Opinion

Ladies and Gentlemen:

          We have acted as counsel to Resource Mortgage Capital, Inc. ("RMC") in connection with the preparation of a registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to an offering of shares of RMC's common stock. You have requested our opinion regarding RMC's qualification as a real estate investment trust ("REIT") pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its 1996 taxable year. Unless otherwise stated, all section references herein are to the Code. In addition, you have requested our opinion with respect to whether RMC's organization and contemplated method of operations are such as to enable it to continue to qualify as a REIT for its 1997 taxable year and subsequent taxable years.

          RMC has a number of wholly-owned subsidiaries ("qualified REIT subsidiaries"), the income, liabilities, and assets of which are consolidated with those of RMC for federal income tax purposes. This letter refers to RMC, together with such subsidiaries, as "Consolidated RMC." In connection with the opinions rendered below, we have examined the following:

          1.   The Articles of Incorporation of RMC, as amended;

          2.   The bylaws of RMC as restated on June 22, 1992;

          3. Consolidated RMC's federal income tax returns for its taxable years 1994 and 1995; and

          4. The prospectus included in the registration statement with which this letter has been filed.

          In connection with the opinions rendered below, we have assumed that:

          1. Each of the documents referred to above has been duly authorized, executed, and delivered, is authentic, if an original, or accurate, if a copy, and has not been amended;

          2. During Consolidated RMC's 1997 taxable year and subsequent taxable years, it will continue to conduct its affairs in a manner that will make the representations set forth below true for such years;

          3. Neither RMC nor any subsidiary of RMC will make any amendments to its organizational documents after the date of this opinion that would affect Consolidated RMC's qualification as a REIT for any taxable year; and

          4. No actions will be taken by Consolidated RMC or any subsidiary of RMC after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

          Furthermore, we have relied upon the correctness of the following representations of Consolidated RMC and its authorized representatives that, at all times relevant hereto:

          1. Neither RMC nor any subsidiary thereof has ever been subject by law to the supervision or examination by state, or federal authorities having supervision over banking institutions.

          2. Neither RMC nor any subsidiary thereof has ever been a savings institution chartered or supervised as a savings and loan or similar association under federal or state law.

          3. Neither RMC nor any subsidiary thereof has ever been a small business investment company operating under the Small Business Investment Act of 1958.

          4. Neither RMC nor any subsidiary thereof was created by or pursuant to an act of a state legislature for purposes of promoting, maintaining, and assisting the economy and industry within a state on a regional or state-wide basis by making loans to be used in trades or businesses which would generally not be made by banks within such region or state in the ordinary course of business.

          5. Neither RMC nor any subsidiary thereof was an insurance company to which Subchapter L of the Code applies.

          6.   Beneficial ownership of the shares of RMC (the
"Shares") was held by 100 or more persons.

          7. At no time during the last half of any taxable year was more than 50% in value of the outstanding stock of RMC owned, directly or indirectly, by or for five or fewer individuals. For this purpose, the Shares are treated as owned indirectly by or for an individual if such individual would be treated as owning such Shares under section 544 as modified by section 856(h)(1)(B).

          8. Consolidated RMC's election to be treated as a REIT was properly made and has not been terminated or revoked.

          9. At the close of each quarter of each taxable year seventy-five percent (75%) or more of the value of Consolidated RMC's total assets consisted of cash and cash items (including receivables arising in the ordinary course of Consolidated RMC's operations), government securities, and real estate assets (including interests in real property, interests in mortgages on real property, and interests in REMICs to the extent provided in section 856(c)(6)(E)), and shares or transferable certificates of beneficial interest in other qualified REITs) (the "75% test").

          10. With respect to any  consumer  installment  loans on  manufactured housing, which are assets of Consolidated RMC as described in paragraph 9 immediately above, that the associated manufactured housing units are secured to a site and are inherently permanent structures.

          11. Not more than five percent (5%) of the value of Consolidated RMC's total assets consisted of securities of any one issuer (if such securities are not includable under the 75% test), and Consolidated RMC owned not more than ten percent (10%) of the outstanding voting securities of any one issuer (if such securities are not includable under the 75% test).

          12. Consolidated RMC did not receive or accrue any rents from either real or personal property.

          13. Consolidated RMC did not receive or accrue as income, directly or indirectly, any interest or other amount determined in whole or in part with reference to the income or profits derived by any person (excluding interest (A) based solely on a fixed percentage or percentages of receipts or sales or (B) to the extent described in section 856(f)(2) of the Code).

          14. Consolidated RMC did not own any mortgage whose terms entitled it to receive a specified portion of any gain realized on the sale or exchange of the real property securing the mortgage or any gain that would be realized if such property were sold on a specified date.

          15. At least seventy-five percent (75%) of Consolidated RMC's gross income (excluding gross income from prohibited transactions) for any taxable year was derived from:

               (a) interest on obligations secured by mortgages (including consumer installment loans on manufactured housing) on real property or on interests in real property,

               (b) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which was not held as inventory or primarily for sale to customers in the ordinary course of its trade or business,

               (c) dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other REITs,

               (d)  abatements and refunds of taxes on real
property,

               (e) income and gain derived from foreclosure property,

               (f) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property, or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property),

               (g) gain from the sale or other disposition of real estate assets which is not a prohibited transaction solely by reason of section 857(b)(6), and

               (h) income which was attributable to stock or debt instruments acquired through the temporary investment of new capital and received or accrued during the one year period beginning on the date on which Consolidated RMC received such capital.

          16. At least ninety-five percent (95%) of Consolidated RMC's gross income (excluding gross income from prohibited transactions) for any taxable year was derived from:

               (a)  sources which satisfy the seventy-five
percent (75%) income test described in paragraph 15 above,

               (b)  dividends,

               (c)  interest,

               (d) payments with respect to bona fide  interest rate swap,  cap, or floor agreements entered into to hedge any variable interest rate indebtedness incurred or to be incurred to acquire or carry real estate assets ("interest rate agreements"), and

               (e) gain from the sale or other disposition of stocks and securities (including interest rate agreements).

          17. Less than thirty percent (30%) of Consolidated RMC's gross income for any taxable year was derived from the sale or other disposition of:

               (a) stock or securities (including interest rate agreements) held for less than one year,

               (b)  property in a transaction which is a
prohibited transaction, and

               (c) real property (including interests in real property and interests in mortgages on real property) held for less than four years other than (i) property compulsorily or involuntarily converted within the meaning of section 1033, and (ii) property which is foreclosure property.

          18. For each taxable year, the deduction for dividends paid during the taxable year (determined without regard to capital gains dividends) equaled or exceeded (i) the sum of ninety-five percent (95%) of Consolidated RMC's real estate investment trust taxable income for the taxable year (determined without regard to the deduction for dividends paid and excluding any net capital gains), and ninety-five percent (95%) of the excess of the net income from foreclosure property over the tax imposed on such income by section 857(b)(4)(A), minus (ii) any excess noncash income as determined under section 857(e).

          19. All distributions paid by Consolidated RMC with respect to its Shares were pro rata with no preference to any share of stock as compared to any other shares of the same class and with no preference (other than as required under the Amended Articles of Incorporation of RMC between its common and preferred stock) to one class of stock as compared to another class.

          20.  As of the close of any taxable year, Consolidated
RMC had no earnings and profits accumulated in any non-REIT year.

          21. During its taxable year 1996, RMC has had at least 2000 shareholders of record of its Shares on any dividend record date. In prior taxable years, RMC had at least 201 shareholders of record of its Shares in any dividend record date.

          22. Within thirty (30) days after the end of each taxable year, RMC demanded written statements from shareholders of record who at any time during the last six (6) months of RMC's taxable year owned 5% (or 1%, as the case may be), or more of the Shares disclosing (i) the actual owners of the Shares (those persons required to include RMC's dividends in gross income), (ii) and the maximum number of Shares (including the number and face value of securities convertible into Shares) that were considered owned, directly or indirectly (within the meaning of section 544 as modified by section 856(h)(1)(B)) by each of the actual owners of the Shares.

          23. RMC maintained the information received with respect to such written demands in its filing district available for inspection by the Internal Revenue Service at any time.

          24. RMC maintained sufficient records to show that it complied with the 75% test described at paragraph 9 above for all taxable years in its filing district available for inspection by the Internal Revenue Service at any time.

          25.  RMC and the plan administrator under RMC's
Dividend Reinvestment and Stock Purchase Plan (the "Plan") have administered the Plan in accordance with the terms of the prospectus describing the Plan.

          26. RMC has owned all the stock of each qualified REIT subsidiary at all times during the period of such corporation's existence.

          27. During its 1997 taxable year and subsequent taxable years, Consolidated RMC expects to continue to satisfy all of the representations described in paragraphs 1 through 25 above.

          As used herein, the term "prohibited transaction" means the sale or other disposition of property held as inventory or primarily for sale to customers in the ordinary course of Consolidated RMC's trade or business. The term "foreclosure property" means any real property (including interests in real property) and any personal property incident to such real property, acquired by Consolidated RMC as the result of its having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of such property or on an indebtedness which such property secured. Such term does not include property acquired by Consolidated RMC as a result of indebtedness arising from the sale or other disposition of property held as inventory or for sale in the ordinary course of Consolidated RMC's trade or business which was not originally acquired as foreclosure property.

          Based solely on the documents, assumptions, and representations set forth above, and without further investigation, we are of the opinion that Consolidated RMC qualified as a REIT in its 1996 taxable year and that its organization and contemplated method of operation are such that it will continue to so qualify for its 1997 taxable year and subsequent taxable years. Except as described herein we have performed no further due diligence and have made no efforts to verify the accuracy or genuineness of the documents, assumptions, and representations set forth above.

          The foregoing opinion is based on current provisions of the Code and Treasury Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not yet issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent Consolidated RMC from qualifying as a REIT or that the Internal Revenue Service will not disagree with this opinion.

          The foregoing opinion is limited to federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or any issues arising under the tax laws of any state or locality. We undertake no obligation to update this opinion after the date of this letter. This opinion letter is solely for the information and use of the addressee and may not be relied upon, quoted, or otherwise used for any purpose by any other person without our express written consent.

          We consent to the references to this firm in the prospectus filed with the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement in which the prospectus is included. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              VENABLE, BAETJER, AND HOWARD, LLP

                                                                    Exhibit 23.1


                         Consent of Independent Auditors



The Board of Directors
Resource Mortgage Capital, Inc.


We consent to the use of our reports incorporated by reference in the registration statement on Form S-3 of Resource Mortgage
Capital, Inc. (No. 33-50705) and to the reference to our firm under the heading "Experts" in the prospectus.


                                   KPMG PEAT MARWICK LLP


Richmond, Virginia
February 27, 1997